Exhibit 99.2

HOPE Therapeutics, Inc. a subsidiary of NRx Pharmaceuticals, Inc. (NASDAQ:NRXP) Announces Signing of Term Sheet for $7.8 Million Debt Financing to Fuel HOPE Clinic Acquisitions

●	Term sheet with Universal Capital, LLC to fund HOPE Therapeutics clinic acquisition strategy
●	Funding tied to already-announced acquisitions, with additional tranches contemplated for further growth, subject to standard due diligence
●	Together with previously announced term sheet with a strategic investor, HOPE funding of $10.3 million is planned in the near term

MIAMI, FL., May 15, 2025 – HOPE Therapeutics™, Inc. ("HOPE"), a multi-site clinical care delivery organization and wholly-owned subsidiary of NRx Pharmaceuticals, Inc. (NASDAQ: NRXP), a clinical-stage biopharmaceutical company, today announced signing of a term sheet with Universal Capital, LLC (“Universal”) to provide $7.8 million in acquisition capital to initiate HOPE’s planned national rollup of interventional psychiatry clinics, commencing with previously-announced acquisitions of Dura Medical, Kadima, and NeuroSpa. Together with proceeds of a previously announced strategic investment, this financing is anticipated to provide $10.3 million in acquisition capital.

HOPE’s three initial acquisitions represent best-in-class clinics that offer neuroplastic treatments including ketamine and transcranial magnetic stimulation (TMS) to treat patients with severe depression, PTSD, and related central nervous system conditions. Neuroplastic treatments represent a rapidly emerging class of interventions that cause the growth of new connections (synapses) between brain cells that have been shown in multiple clinical trials to relieve symptoms of depression and suicidality. The FDA has approved TMS devices for a number of indications and has approved a nasal form of ketamine for treatment resistant depression. HOPE’s parent company, NRx, is currently applying to the FDA for approval of intravenous preservative-free ketamine to treat suicidal depression.

Neuroplastic therapies, when properly administered under psychiatric leadership, have been demonstrated to achieve rapid and sustained remission from severe and suicidal depression and PTSD. In a recent televised White House cabinet meeting, when asked by the President about current plans to combat suicide among veterans, the Secretary of the US Department Veterans Affairs stressed the important role of psychedelic treatments (such as ketamine) to stem the tide of veteran suicide. Secretary Kennedy of the US Department of Health and Human Services has similarly spoken publicly about the importance of this class of therapies. HOPE’s initial clinics already serve veterans through contracts with the Veteran’s Health Administration, in addition to serving all members of the community.

Universal Capital is a global investment firm that shares HOPE’s vision of building a nationwide network of clinics that will put patients and families first in addressing our country’s mental health crisis. According to the US Centers for Disease Control, more than 13 million Americans make a plan to commit suicide each year and far too many succeed. Universal is excited by the growth prospects of HOPE and plans to participate in future funding of HOPE transactions, as additional assets are identified and acquired.

"The signing of this term sheet with Universal is an important step in the evolution of HOPE Therapeutics, and consistent with our stated financing plans. We are delighted to welcome Universal to the HOPE family " said Dr. Jonathan Javitt and Matthew Duffy, Co-CEOs of HOPE Therapeutics.

About HOPE Therapeutics, Inc.

HOPE Therapeutics, Inc. (www.hopetherapeutics.com), a subsidiary of NRx Pharmaceuticals, is a healthcare delivery company that is building a best-in-class network of interventional psychiatry clinics to offer ketamine, transcranial magnetics stimulation (TMS), and other lifesaving therapies to patients with suicidal depression and related disorders, together with a digital therapeutic-enabled platform designed to augment and preserve the clinical benefit of NMDA-targeted drug therapy.

About NRx Pharmaceuticals, Inc.

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain, and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx plans to file an NDA for Accelerated Approval for NRX-101 in patients with bipolar depression and suicidality or akathisia. NRX-101 additionally has potential as a treatment for complicated UTI.

NRx has recently initiated a New Drug Application filing for NRX-100 (preservative free IV ketamine) for the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality and has filed a patent for this novel formulation with the US Patent and Trademark Office.

Notice Regarding Forward-Looking Statements
The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, among others, statements regarding the satisfaction of closing conditions necessary to consummate the acquisition of Kadima, Neurospa and Dura, and obtaining financing necessary to consummate the acquisitions. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy, liquidity, Hope Therapeutic's ability to consummate the acquisitions of providers for its national network, the Company's ability to raise adequate capital to fund such acquisitions, and the Company's ability to spin-off Hope Therapeutics.  More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Matthew Duffy	Brian Korb
Co-CEO, Hope Therapeutics, Inc.	Managing Partner, astr partners
Chief Business Officer, NRx Pharmaceuticals, Inc.	(917) 653-5122
mduffy@nrxpharma.com	brian.korb@astrpartners.com